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                                                                   EXHIBIT 10.43

                    INDEPENDENT CONSULTANT SERVICES AGREEMENT

        This Agreement is made and entered into as of February 11, 2002 ("Effective Date"), by and between Immersion Corporation, a corporation having a principal place of business at 801 Fox Lane, San Jose, CA ("Company"), and Louis Rosenberg, an individual residing at 5002 Felter Road, San Jose, California 94132 (the "Consultant").

        1. Engagement of Services. Company hereby retains Consultant to provide an average of twenty (20) hours per week in a calendar quarter (reasonable absences during holiday and vacations excepted) of the following services (the "Services"): (i) expert support and analysis with respect to the Company's patent portfolio, including assistance on the effort to catalog and categorize the patent portfolio in a more manageable format, assistance on prior art reviews, claim construction reviews, product coverage reviews and other similar analysis wherein the Company's patents are studied in detail with respect to technical content; (ii) serving as expert technical consultant for any litigation relating to the Company's patent portfolio; (iii) serving on the Company's Patent Review Committee; and (iv) such other patent related projects as agreed upon by Victor Viegas or Patrick Reutens of the Company and Consultant. Any additional hours of service to be provided by Consultant pursuant to this Agreement over the limit expressed above must be approved in writing by Victor Viegas.

        2. Compensation; Timing. Company will pay Consultant an hourly fee of $110 for Consultant's work hereunder. Upon termination of this Agreement for any reason, Consultant will be paid fees for any work completed by that date that has not yet been compensated, but shall be entitled to no other compensation from Company. Consultant will be reimbursed only for expenses which are incurred prior to termination of this Agreement and which have been expressly and in writing authorized by Victor Viegas or another officer of the Company. Consultant will be reimbursed for such fees and expenses no later than thirty
(30) days after Company's receipt of Consultant's invoice, provided that reimbursement for expenses may be delayed until such time as Consultant has furnished such documentation for authorized expenses as Company may reasonably request.

        3. Independent Consultant Relationship. Consultant's relationship with Company is that of an independent Consultant, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Consultant will not be entitled to any of the benefits which Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits or participation in patent program. Consultant is not authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by a Company manager. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Consultant's compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes. Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.


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        4. Intellectual Property Rights.

            4.1 Disclosure and Assignment of Innovations.

                (a) Innovations; Company Innovations. "Innovations" includes processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. "Company Innovations" are Innovations that Consultant, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of Consultant's work for Company under this Agreement.

                (b) Disclosure and Ownership of Company Innovations. Consultant agrees to make and maintain adequate and current records of all Company Innovations, which records shall be and remain the property of Company. Consultant agrees to promptly disclose to Company every Company Innovation. Consultant hereby does and will assign to Company or Company's designee Consultant's entire worldwide right, title and interest in and to all Company Innovations and all associated records and intellectual property rights. Notwithstanding the forgoing, the assignment of Company Innovations set forth in this Agreement does not apply to an Innovation which qualifies as a nonassignable invention under the provisions of Section 2870 of the California Labor Code

                (c) Assistance. Consultant agrees to execute upon Company's request a signed transfer of Company Innovations to Company as reasonably requested by Company, including but not limited to computer programs, notes, sketches, drawings and reports. Consultant agrees to assist Company in any reasonable manner to obtain, perfect and enforce, for Company's benefit, Company's rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trade secrets, and other property rights in each of the Company Innovations. Consultant agrees to execute, when requested, for each of the Company Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, or continuing patent applications thereof), (i) patent, copyright, mask work or similar applications related to such Company Innovation, (ii) documentation (including without limitation assignments) to permit Company to obtain, perfect and enforce Company's right, title and interest in and to such Company Innovation, and (iii) any other lawful documents deemed necessary by Company to carry out the purpose of this Agreement. If called upon to render assistance under this paragraph, Consultant will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of Company. In the event that Company is unable for any reason to secure Consultant's signature to any document Consultant is required to execute under this Paragraph 4.1(c) ("Assistance"), Consultant hereby irrevocably designates and appoints Company and Company's duly authorized officers and agents as Consultant's agents and attorneys-in-fact to act for and in Consultant's behalf and instead of Consultant, to execute such document with the same legal force and effect as if executed by Consultant.

                (d) Out-of-Scope Innovations. If Consultant incorporates into any Company Innovations any Innovations relating to Company's business or demonstrably anticipated research or development or business which were conceived, reduced to practice or created by Consultant either outside of the scope of Consultant's work for Company under this Agreement or prior to the Effective Date (collectively, the "Out-of-Scope Innovations"), Consultant hereby grants to Company or Company's designees a royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade


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secret and other intellectual property rights relating to any Out-of-Scope
Innovations which Consultant incorporates, or permits to be incorporated, in any Company Innovations. Consultant agrees that Consultant will not incorporate, or permit to be incorporated, any Innovations conceived, reduced to practice, created, derived, developed or made by others into any of the Company Innovations without Company's prior written consent.

            4.2 Confidential Information.

                (a) Definition of Confidential Information. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, Company's suppliers and customers, and includes, without limitation, Company Innovations, Company Property, and Company's information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

                (b) Nondisclosure and Nonuse Obligations. Except as permitted in this paragraph, Consultant shall neither use nor disclose the Confidential Information. Consultant may use the Confidential Information solely to perform services hereunder for the benefit of Company. Consultant agrees that Consultant shall treat all Confidential Information of Company with the same degree of care as Consultant accords to Consultant's own Confidential Information, but in no case less than reasonable care. Consultant agrees not to communicate any information to Company in violation of the proprietary rights of any third party. Consultant will immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information. Consultant agrees to assist Company in remedying any such unauthorized use or disclosure of the Confidential Information.

                (c) Exclusions from Nondisclosure and Nonuse Obligations. Consultant's obligations under Paragraph 4.2(b) ("Nondisclosure and Nonuse Obligations") with respect to any portion of the Confidential Information shall not apply to any such portion which Consultant can demonstrate, (a) was, through no fault of Consultant, in the public domain at the time such portion was communicated to Consultant by Company; (b) was rightfully in Consultant's possession free of any obligation of confidence at the time such portion was communicated to Consultant by Company; or (c) was developed by Consultant independently of and without reference to any information communicated to Consultant by Company. A disclosure of Confidential Information by Consultant, either (a) in response to a valid order by a court or other governmental body,
(b) otherwise required by law, or (c) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Consultant shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure. Nothing in this Agreement shall be interpreted or construed as granting a license to Consultant under Company's patents, copyrights or trademarks, except as necessary to carry out Project Assignment(s) authorized hereunder.

            4.3 Ownership and Return of Company Property. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to Consultant by Company, whether delivered to Consultant by Company or made by Consultant in the performance of services under this Agreement (collectively, the "Company Property") are the sole and exclusive property of Company or Company's suppliers or customers, and Consultant hereby does and will assign to Company all rights, title and interest Consultant may have or acquire in the Company Property. Consultant agrees to keep all Company Property at Consultant's


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premises unless otherwise permitted in writing by Company. At Company's request and no later than seven (7) days after such request, Consultant shall destroy or deliver to Company, at Company's option, (a) all Company Property, (b) all tangible media of expression in Consultant's possession or control which incorporate or in which are fixed any Confidential Information, and (c) written certification of Consultant's compliance with Consultant's obligations under this sentence.

            4.4 Observance of Company Rules. At all times while on Company's premises, Consultant will observe Company's rules and regulations with respect to conduct, health and safety and protection of persons and property.

        5. No Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation, inconsistent or incompatible with Consultant's obligations, or the scope of Services rendered for Company, under this Agreement. Consultant warrants that, to the best of Consultant's knowledge, there is no other contract or duty on Consultant's part which conflicts with or is inconsistent with this Agreement. Consultant agrees to indemnify Company from any and all loss or liability incurred by reason of the alleged breach by Consultant of any obligation owed by Consultant to any third party. The Company hereby acknowledges and agrees that Consultant is serving as a director of the Humane Society Silicon Valley and MicroScribe LLC and that these affiliations do not constitute a conflict of interest under this Agreement.

        6. Term and Termination.

            6.1 Term. This Agreement is effective as of the Effective Date set forth above and will have an initial term of eighteen (18) months, subject to renewal for additional ninety (90) day periods upon mutual agreement of the Company and Consultant.

            6.2 Termination by Company. The Company may terminate this Agreement fifteen (15) days after the Company's delivery to Consultant of written notice of Consultant's material breach of any other provision or obligation owed by Consultant under this Agreement which is not cured within such fifteen (15) day period.

            6.3 Termination by Consultant. Consultant may terminate this Agreement fifteen (15) days after Consultant's delivery to the Company of written notice of the Company's material breach of any other provision or obligation owed by the Company under this Agreement which is not cured within such fifteen (15) day period.

        7. Survival. The definitions contained in this Agreement and the rights and obligations contained in Sections 4.1, 4.2 and 4.3 (Intellectual Property Rights)(""), 7 ("Survival") and 8 ("General Provisions") will survive any termination or expiration of this Agreement.

        8. General Provisions.

            8.1 Successors and Assigns. Consultant may not subcontract or otherwise delegate Consultant's obligations under this Agreement without Company's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of Company's successors and assigns, and will be binding on Consultant's assignees.

            8.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or


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registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.

            8.3 Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in the State of California, as applicable, for any action brought to enforce the terms of this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in Maryland, such personal jurisdiction shall be nonexclusive.

            8.4 Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

            8.5 Waiver; Amendment; Modification. No term or provision hereof will be considered waived by Company, and no breach excused by Company, unless such waiver or consent is in writing signed by Company. The waiver by Company of, or consent by Company to, a breach of any provision of this Agreement by Consultant, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Consultant. This Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.

            8.6 Injunctive Relief for Breach. Consultant's obligations under
Section 4 of this Agreement are of a unique character that gives them particular value. Consultant's breach of any of such obligations will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law; and, in the event of such breach, Company will be entitled to seek injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

            8.7 Entire Agreement; Prior Employment Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by the Consultant for the Company after the Effective Date. The Company and Consultant agree that this Agreement supercedes and replaces the Employment Agreement dated June 22, 2001 which is hereby terminated and cancelled such that there is no break in service. This agreement expressly does not supercede the Indemnity Agreement dated November 9, 1999.

            8.8 Options. The Company hereby acknowledges and agrees that (i) all of the option shares granted to Consultant pursuant to options nos. 000250, 000990, 001248 and 001249 under the Company's Amended 1997 Stock Option Plan (the "1997 Plan") shall become fully vested on the Effective Date and (ii) all options granted to Consultant under the 1997 Plan shall remain outstanding and termination of Consultant's Service (as defined in the 1997 Plan) under those options shall not be deemed to have occurred until termination of this Agreement; provided, however, Consultant acknowledges and agrees that the unvested portion of option nos. 000446, 000974 and 000975 granted under the 1997 Plan shall terminate and no longer be exercisable as of the Effective Date.


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

IMMERSION CORPORATION.                         LOUIS ROSENBERG


By:______________________________________      By:___________________________

Name:____________________________________      Name: Louis Rosenberg

Title: __________________________________